                                                                    Exhibit 23.2

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to the  use,  in the  registration  statement  on Form S-1 of Baixo
Relocation  Services,  Inc.,  of our report dated April 23, 2014 on our audit of the financial statements of Baixo Relocation Services,  Inc., as of February 28,
2014 and the related  statements of  operations,  stockholders'  equity and cash flows from  inception  on  January 7, 2014  through  February  28,  2014 and the reference to us under the caption "Experts and Counsel."

/s/ Seale and Beers, CPAs
-----------------------------------
Seale and Beers, CPAs
Las Vegas, Nevada
August 19, 2014

Seale and Beers, CPAs                           PCAOB & CPAB Registered Auditors
               50 S. Jones Blvd, Suite 201 - Las Vegas, NV 89107
                    Phone: (888)727-8251 Fax: (888)782-2351